Exhibit 99.1

Contacts:

Investor Relations:	Eric J. Shick
Vice President, Investor Relations
(908) 277-8413

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES SECOND QUARTER RESULTS

DILUTED EPS OF $1.11, $1.23 ON ADJUSTED BASIS

MURRAY HILL, NJ — (July 22, 2009) — C. R. Bard, Inc. (NYSE: BCR) today reported 2009 second quarter financial results. Second quarter 2009 net sales were $624.6 million, an increase of 1 percent over the prior-year period. Excluding the impact of foreign exchange, second quarter 2009 net sales increased 6 percent over the prior-year period.

For the second quarter 2009, net sales in the U.S. were $433.6 million and net sales outside the U.S. were $191.0 million, an increase of 7 percent and a decrease of 9 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, second quarter 2009 net sales outside the U.S. increased 5 percent over the prior-year period.

For the second quarter 2009, net income attributable to common shareholders was $112.2 million and diluted earnings per share available to common shareholders were $1.11, an increase of 44 percent and 46 percent, respectively, as compared to second quarter 2008 results. Adjusting for items that affect comparability between periods as detailed in the tables below, second quarter 2009 net income attributable to common shareholders was $124.2 million and diluted earnings per share available to common shareholders were $1.23, an increase of 10 percent and 12 percent, respectively, as compared to second quarter 2008 results.

Timothy M. Ring, chairman and chief executive officer, commented, “We delivered another quarter of solid adjusted EPS growth despite continuing macroeconomic challenges. We are carefully managing our discretionary expenses while continuing to invest in R&D and business development to support our growth objectives. We believe that product leadership is the key to growth in our markets, and our commitment to this strategy remains unchanged.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our March 31, 2009 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$624,600	$617,100	$1,221,000	$1,201,100
Costs and expenses
Cost of goods sold	238,600	242,900	462,900	468,100
Marketing, selling and administrative expense	169,900	180,800	334,200	349,700
Research and development expense	41,700	38,200	78,100	124,000
Interest expense	3,000	3,000	6,000	6,000
Other (income) expense, net	7,600	32,600	16,900	28,600

Total costs and expenses	460,800	497,500	898,100	976,400

Income from operations before income taxes	163,800	119,600	322,900	224,700

Income tax provision	51,400	41,000	97,300	67,800

Net income	112,400	78,600	225,600	156,900

Net income attributable to noncontrolling interest	200	700	900	1,000

Net income attributable to common shareholders	$112,200	$77,900	$224,700	$155,900

Basic earnings per share available to common shareholders (1)	$1.13	$0.77	$2.25	$1.54

Diluted earnings per share available to common shareholders (1)	$1.11	$0.76	$2.22	$1.51

Wt. avg. common shares outstanding - basic	98,500	99,300	98,900	99,700

Wt. avg. common and common equivalent shares outstanding - diluted	99,600	101,400	100,300	101,900

(1)	Reflects the retrospective adoption of FASB Staff Position (“FSP”) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. See Notes to Earnings per Share included within this press release for additional information.

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2009	2008	Change	Constant Currency	2009	2008	Change	Constant Currency
Vascular	$169,100	$163,600	3%	11%	$326,500	$314,000	4%	11%
Urology	174,700	176,400	-1%	3%	337,500	345,100	-2%	2%
Oncology	167,200	163,700	2%	6%	328,200	313,700	5%	8%
Surgical Specialties	91,900	88,900	3%	8%	186,000	181,900	2%	6%
Other	21,700	24,500	-11%	-7%	42,800	46,400	-8%	-4%

Net sales	$624,600	$617,100	1%		$1,221,000	$1,201,100	2%

Foreign exchange impact		(29,100)				(51,600)

Constant Currency	$624,600	$588,000		6%	$1,221,000	$1,149,500		6%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)
GAAP Basis	$238.6	$169.9	$41.7	$7.6	$51.4	$112.2	$1.11
Items that affect comparability of results between periods:
Asset disposition	(1.2)	—	—	(4.5)	0.5	5.2
Acquisition related adjustments	(0.1)	(0.8)	(2.3)	—	0.1	3.1
Restructuring charge	—	—	—	(5.6)	1.9	3.7

Total	(1.3)	(0.8)	(2.3)	(10.1)	2.5	12.0	0.12

Adjusted Basis	$237.3	$169.1	$39.4	$(2.5)	$53.9	$124.2	$1.23

	Quarter Ended June 30, 2008
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)
GAAP Basis	$242.9	$180.8	$38.2	$32.6	$41.0	$77.9	$0.76
Items that affect comparability of results between periods:
Asset disposition	(3.7)	—	—	(36.8)	5.6	34.9	0.34

Adjusted Basis	$239.2	$180.8	$38.2	$(4.2)	$46.6	$112.8	$1.10

	Six Months Ended June 30, 2009
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)
GAAP Basis	$462.9	$334.2	$78.1	$16.9	$97.3	$224.7	$2.22
Items that affect comparability of results between periods:
Asset disposition	(1.2)	—	—	(4.5)	0.5	5.2
Acquisition related adjustments	(0.1)	(0.8)	(2.3)	—	0.1	3.1
Restructuring charge	—	—	—	(15.4)	5.2	10.2

Total	(1.3)	(0.8)	(2.3)	(19.9)	5.8	18.5	0.18

Adjusted Basis	$461.6	$333.4	$75.8	$(3.0)	$103.1	$243.2	$2.40

	Six Months Ended June 30, 2008
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income Attributable to Common Shareholders	Diluted Earnings per Share Available to Common Shareholders (1)
GAAP Basis	$468.1	$349.7	$124.0	$28.6	$67.8	$155.9	$1.51
Items that affect comparability of results between periods:
Asset disposition	(3.7)	—	—	(36.8)	5.6	34.9
Acquisition related adjustments	—	—	(49.3)	—	18.2	31.1

Total	(3.7)	—	(49.3)	(36.8)	23.8	66.0	0.64

Adjusted Basis	$464.4	$349.7	$74.7	$(8.2)	$91.6	$221.9	$2.15

(1)	Reflects the retrospective adoption of FSP No. EITF 03-6-1. See Notes to Earnings per Share included within this press release for additional information.

Notes to Reconciliation of Earnings

•

For the second quarter 2009, the following items affected the comparability of results between periods: (i) a charge of $5.7 million pre-tax for an asset disposition; (ii) charges of $3.2 million pre-tax for acquisition related adjustments including purchased research and development and other transaction costs consisting primarily of legal and valuation costs directly related to acquisition activities; and (iii) a charge of $5.6 million pre-tax for the restructuring plan. The net effect of these items decreased net income attributable to common shareholders by $12.0 million, or $0.12 diluted earnings per share available to common shareholders.

•

For the second quarter 2008, a charge of $40.5 million pre-tax for an asset disposition affected the comparability of results between periods. The effect of this charge decreased net income attributable to common shareholders by $34.9 million, or $0.34 diluted earnings per share available to common shareholders.

•

For the six months ended June 30, 2009, the following items affected the comparability of results between periods: (i) a charge of $5.7 million pre-tax for an asset disposition; (ii) charges of $3.2 million pre-tax for acquisition related adjustments including purchased research and development and other transaction costs consisting primarily of legal and valuation costs directly related to acquisition activities; and (iii) a charge of $15.4 million pre-tax for the restructuring plan. The net effect of these items decreased net income attributable to common shareholders by $18.5 million, or $0.18 diluted earnings per share available to common shareholders.

•

For the six months ended June 30, 2008, the following items affected the comparability of results between periods: (i) a charge of $40.5 million pre-tax for an asset disposition; and (ii) charges of $49.3 million pre-tax for acquisition related adjustments consisting of purchased research and development. The net effect of these items decreased net income attributable to common shareholders by $66.0 million, or $0.64 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for asset dispositions and acquisition related adjustments; (2) marketing, selling and administrative expenses excluding acquisition related adjustments (3) research & development expense excluding acquisition related adjustments; (4) other (income) expense, net, excluding charges for asset dispositions and restructuring; (5) income tax provision excluding the tax effect of the items set forth in (1) through (4) above; (6) net income attributable to common shareholders excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Earnings per Share Numerator (1): GAAP Basis - basic and diluted
Net income attributable to common shareholders	$112,200	$77,900	$224,700	$155,900
Less: Income allocated to participating securities	1,200	1,100	2,500	2,100

Net income available to common shareholders	$111,000	$76,800	$222,200	$153,800

Earnings per Share Numerator (1): Adjusted Basis - diluted
Net income attributable to common shareholders	$124,200	$112,800	$243,200	$221,900
Less: Income allocated to participating securities	1,300	1,600	2,800	2,900

Net income available to common shareholders	$122,900	$111,200	$240,400	$219,000

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	98,500	99,300	98,900	99,700

Wt. avg. common and common equivalent shares outstanding - diluted	99,600	101,400	100,300	101,900

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.13	$0.77	$2.25	$1.54

Diluted earnings per share available to common shareholders	$1.11	$0.76	$2.22	$1.51

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.23	$1.10	$2.40	$2.15

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities under FSP No. EITF 03-6-1.